UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.____ )
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
SONOMA VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31929	68-0454068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 267, Sonoma, California	95476

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (707)738-9862
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Sonoma Valley Bancorp is filing this amendment to its Form 8-K, which was originally filed with the Securities and Exchange Commission on June 7, 2011 (the “Original Form 8-K”), for the sole purpose of including the complete Fiduciary Liability Insuring Agreement, Form No. 5093 (“Fiduciary Liability Insuring Agreement”), and the Extended Reporting Period Endorsement (“Endorsement”). Exhibit 99.1 to the Original Form 8-K contained all of the pages of the Fiduciary Liability Insuring Agreement except for page one, and did not include the Endorsement. This Amendment will file page one of the Fiduciary Liability Insuring Agreement, and the Endorsement, both of which were inadvertently omitted in the Original Form 8-K, and update information relevant to such filing.
Except for the complete Fiduciary Liability Insuring Agreement and the Endorsement, filed hereto as Exhibit 99.1, and the information set forth in Item 8.01 below, no other changes have been made to the Original Form 8-K in this Amendment. Other than as set forth herein, this Amendment speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K.
Section 8 — Other Events

Item 8.01	Other Events.
All of Sonoma Valley Bancorp’s director and officer liability insurance policies, along with the broad form company liability policy, the fiduciary liability policy and the privacy liability policy, among other policies (collectively, the “Policies”), insuring Sonoma Valley Bancorp’s officers and directors against liability expire and terminate on July 1 or July 10, 2011, at 12:01 a.m. local time, pursuant to and in accordance with the terms and conditions set forth in the Policies, a full copy of which are attached as an exhibit to this Current Report and incorporated herein by reference. In addition, the extended reporting period for the same policies expire on the same days. The above description of the Policies is qualified by reference to the full text of the Policies filed herewith.
In addition to the foregoing, there have been several derivative litigation lawsuits (the “Actions”) filed against the members of the board of directors (the “Board”) and certain officers of Sonoma Valley Bancorp in the Superior Court of California, County of Sonoma. Below is a brief summary of the Actions.
On June 29, 2011, a shareholder of Sonoma Valley Bancorp filed a putative class action lawsuit for breach of fiduciary duty against the Sonoma Valley Bancorp’s present and former directors and officers. Newton Dal Poggetto v. Mel Switzer, et al., Case No. SCV-249917, Superior Court of California, County of Sonoma.
On August 17, 2011, two shareholders of Sonoma Valley Bancorp. filed a derivative breach of fiduciary duty and abuse of control action on behalf of Sonoma Valley Bancorp against Sonoma Valley Bancorp’s present and former directors and officers. Douglas R. Ghiselin v. Mel Switzer, et al., Case No. SCV-250193, Superior Court of California, County of Sonoma.

On August 26, 2011, counsel and plaintiffs for the two prior lawsuits combined their lawsuits into one and filed an amended complaint in the action entitled Newton Dal Poggetto v. Mel Switzer, et al., Case No. SCV-249917, Superior Court of California, County of Sonoma (the “Amended Complaint”). The Amended Complaint alleges that the directors and officers breached their duties of good faith, fair dealing, loyalty and care to Sonoma Valley Bancorp with respect to various loans made by Sonoma Valley Bancorp’s subsidiary, Sonoma Valley Bank. The Amended Complaint further alleges that the directors and officers breached their duties to Sonoma Valley Bancorp by making alleged misrepresentations of and/or omitting to state material facts in the public reports filed with the Securities and Exchange Commission on behalf of Sonoma Valley Bancorp, and failing to inform the Board about the alleged mismanagement of Sonoma Valley Bank or responding to such alleged mismanagement. These breaches allegedly damaged Sonoma Valley Bancorp in the amounts according to proof.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Page 1 of Fiduciary Liability Insuring Agreement (part of the Directors and Officers / Company Liability Insurance Policies) and Extended Reporting Period Endorsement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA VALLEY BANCORP, a California corporation
By:	/s/ Robert J. Nicholas
	Name:	Robert J. Nicholas
	Title:	Chairman of the Board
Date: November 8, 2011

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